EXHIBIT 32.1
Certification of Chief Executive Officer and Chief Financial Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
CERTIFICATION
Each of the undersigned hereby certifies, for the purposes of section 1350 of chapter 63 of title 18 of the United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his or her capacity as an officer of MedAire, Inc. (the “Company”), that, to his or her knowledge, the Annual Report of the Company on Form 10-K for the period ended December 31, 2005, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in such report fairly presents, in all material respects, the financial condition and results of operation of the Company. This written statement is being furnished to the Securities and Exchange Commission as an exhibit to such Form 10-K. A signed original of this statement has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

Date: March 30, 2006	By:	/s/ James Allen Williams

James Allen Williams
Chief Executive Officer
(Principal Executive Officer)

Date: March 30, 2006	By:	/s/ Rachael A. Bertrandt

Rachael A. Bertrandt
Corporate Controller and Acting Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)